Exhibit 99.1

Superior Names New Chief Administrative Officer

    LITTLE ROCK, Ark.--(BUSINESS WIRE)--Feb. 6, 2003--Superior Financial Corp. (NASDAQ:SUFI), C. Stanley Bailey, Chairman and CEO of Superior Financial Corp., today announced Rick D. Gardner as Chief Administrative Officer of the company. In this capacity, Gardner will oversee the areas of finance, mortgage banking and all administrative areas including audit, loan review, human resources, security and facilities.
    Mr. Gardner joined Superior in 1998 as Chief Financial Officer. He managed the areas of accounting, finance, investment portfolio, strategic planning, human resources and purchasing. Prior to joining Superior, Gardner served as Chief Executive Officer and Chief Financial Officer of First Commercial Mortgage Company, Chief Financial Officer of Metmor Financial, Inc. and an audit manager with Grant Thornton.
    He holds an undergraduate degree in accountancy from the University of Oklahoma, Norman, Oklahoma and is a Certified Public Accountant.
    Superior Financial Corp. is the holding company of Superior Bank. Superior Bank is a $1.7 billion federal savings bank operating 58 full service branch and loan production offices in Arkansas and Oklahoma. The bank has three active subsidiaries - Superior Financial Services, Inc., providing discount brokerage and full service investment advisory services, Southwest Protective Life Insurance Company and Superior Finance Company, a consumer finance operation. Superior Financial Corp. stock is traded on the NASDAQ National Market under the symbol SUFI.
    Pursuant to the Safe Harbor provisions of Private Securities Litigation Reform Act of 1995, the reader is cautioned that this announcement contains "forward looking statements" regarding Superior's future performance which are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

    CONTACT: Superior Financial Corp.
             Robert A. Kuehl, 501/324-7255
             www.superiorfinancialcorp.com
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